JOINT VALUE ENHANCEMENT AGREEMENT

                                  BY AND AMONG

                       INFINITY OIL & GAS OF WYOMING, INC.

                                       AND

                         RED OAK CAPITAL MANAGEMENT, LP

                                       AND

                       SCHLUMBERGER TECHNOLOGY CORPORATION

                                      DATED

                                DECEMBER 3, 2003


                            SUBLETTE COUNTY, WYOMING


* Certain material marked with an asterisk on p. 9 and 10 of this Agreement has been omitted pursuant to a request for confidential treatment. This Agreement, with the omitted material included, has been filed separately with the Commission.

                                TABLE OF CONTENTS
                                -----------------

1.      DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.      THE PROJECT WELLS. . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.      PROJECT GOVERNANCE . . . . . . . . . . . . . . . . . . . . . . . . .   6

4.      THE SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

5.      SERVICE PARTY COMPENSATION . . . . . . . . . . . . . . . . . . . . .  10

6.      OPERATION OF THE PROJECT WELLS . . . . . . . . . . . . . . . . . . .  12

7.      EARLY BUYOUT OR DISPOSAL . . . . . . . . . . . . . . . . . . . . . .  14

8.      TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

9.      GENERAL TERMS AND CONDITIONS . . . . . . . . . . . . . . . . . . . .  16

10.     CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY . . . . . . . . .  16

11.     NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

12.     MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . .  20

13.     SEVERABILITY; SAVINGS CLAUSE . . . . . . . . . . . . . . . . . . . .  22

14.     WARRANTIES/DISCLAIMERS . . . . . . . . . . . . . . . . . . . . . . .  22

15.     FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

16.     RELATIONSHIP OF THE PARTIES. . . . . . . . . . . . . . . . . . . . .  23

17.     CAPACITY OF IOGW . . . . . . . . . . . . . . . . . . . . . . . . . .  24

18.     REASONABLENESS . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

19.     CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . . . .  24

20.     CORPORATE POWER AND AUTHORITY. . . . . . . . . . . . . . . . . . . .  24

21.     GOVERNMENT APPROVALS . . . . . . . . . . . . . . . . . . . . . . . .  25

22.     PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . . . . . .  25

23.     MODIFICATION OF EXHIBITS . . . . . . . . . . . . . . . . . . . . . .  25

24.     NO LIABILITY; INDEMNITY. . . . . . . . . . . . . . . . . . . . . . .  25

25.     COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

EXHIBITS

Exhibit A     Contract Area
Exhibit B     Project Governance
Exhibit C     Master Services Agreement
Exhibit D     Engagement Letter
Exhibit E     Computations
Exhibit F     Financial Accounting Procedures
Exhibit G     Form of IOGW Collateral Documents
Exhibit H     COPAS Form
Exhibit I     Well Costs Excluding Completion Costs


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
                        JOINT VALUE ENHANCEMENT AGREEMENT
                        ---------------------------------


This JOINT VALUE ENHANCEMENT AGREEMENT (the "Agreement") is entered into this 3rd day of December, 2003, by, between and among Infinity Oil & Gas of Wyoming, Inc. ("IOGW"), a Wyoming corporation; Red Oak Capital Management LP, a Delaware corporation ("Red Oak"); and Schlumberger Technology Corporation, a Texas corporation ("Schlumberger"). Red Oak and Schlumberger may be referred to herein individually as a "Service Party" and collectively as the "Service Parties."

WHEREAS, the Parties desire to work together to align their common commercial objectives for the purpose of increasing the hydrocarbon potential from IOGW's current and/or future oil and gas interests in certain properties owned or operated by IOGW located in Sublette County, Wyoming as more particularly described in Exhibit A attached hereto ("Contract Area");

WHEREAS, the Parties have the stated preference of working with each other within a contractual and operational framework (the "Project") based on specific principles that are intended to align their common commercial objectives in a manner that will encourage the most efficient use of equipment, personnel, know-how and other technology;

WHEREAS, Schlumberger has entered into or will enter into a Master Service Agreement (defined below) with IOGW that sets out the specific terms and conditions of the provision of goods and services by Schlumberger to IOGW with respect to the Contract Area;

WHEREAS, Red Oak has entered into or will enter into an Engagement Letter (defined below) with IOGW that sets out the specific terms and conditions of the provision of certain capital resources by Red Oak to IOGW for the development of the Contract Area;

WHEREAS, the Parties intend that this Agreement set out and govern the relationship of the Parties with respect to the Contract Area; and

WHEREAS, the Parties desire to state the terms and conditions under which the activities described in this Agreement will be conducted by each of them.

NOW, THEREFORE, in consideration of the mutual promises, conditions and agreements herein contained, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.   DEFINITIONS
     -----------

     For purposes of this Agreement, including the Exhibits, except as otherwise expressly provided or unless the context otherwise requires, the terms-defined in this Article have the meanings assigned to them herein and the capitalized terms defined elsewhere in this Agreement by inclusion in quotation marks have the meanings so ascribed to them.

     1.1 "AFE" means an Authority for Expenditure prepared for the purpose of estimating the costs to be incurred in connection with a proposal to drill, deepen, plug back, complete, recomplete, sidetrack or rework a Project Well.

     1.2 "Affiliate" means, with respect to any Person, any other Person controlling or controlled by or under common control with such Person, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct the management and policies of another, whether by. ownership of voting securities, contract or otherwise. With respect to a corporation, partnership or limited liability company, control is conclusively deemed to exist where a Person owns fifty percent (50%) or more of the voting stock in such corporation or of the voting interest as a partner in such partnership or as a member of such limited liability company.

     1.3 "Agreement" means this Joint Value Enhancement Agreement between and among the Parties, including the Exhibits attached hereto or referred to herein.

     1.4 "Bundle" means a specific group of Project Wells. The Evaluation Wells selected by Schlumberger for completion shall be referred to as the "First Bundle". The First Bundle may include, at Schlumberger's sole discretion, as few as five (5) or as many as ten (10) Project Wells. The next ten (10) Project Wells that are completed, whether as producers or dry holes, shall be referred to as the "Second Bundle", and successive groups of up to twenty (20) Project Wells that are completed, whether as producers or dry holes, shall be referred to as subsequently numbered Bundles; provided, however, that if for any reason the full number of Project Wells are not drilled, in the final Bundle, then the final Bundle shall consist only of such lesser number of Project Wells as were actually commenced.

     1.5 "Business Day" means any day other than a Saturday, a Sunday, or a day on which the United States Postal Service is not scheduled to deliver ordinary first class mail.

     1.6 "Deferred Payment" means the payment due a Service Party under the terms of this Agreement in consideration of its provision of Risked Services.

     1.7  "Deferred Payment Account" is defined in Article 5.4.

     1.8 "Effective Date" means the effective date of this Agreement, being December 3, 2003.

     1.9 "Engagement Letter" means that certain letter agreement dated December 3, 2003, entered into between Red Oak Capital Management, LP and IOGW, pursuant to which Red Oak will, at IOGW's request, arrange for financing for a portion of the services provided on the Project Wells within the Contract Area, a copy of which is attached hereto as Exhibit D.

     1.10 "Evaluation Wells" means the first group of wells selected by Schlumberger from those listed in Exhibit I to be completed, or recompleted, pursuant to this Agreement. These wells may also be referred to as the First Bundle.

     1.11 "Exhibits" means the exhibits to this Agreement, as such exhibits may be amended from time to time.

     1.12 "Hydrocarbon Production" means all crude oil, natural gas, condensate and other liquid and gaseous hydrocarbons produced from the Contract Area.

     1.13 "Master Service Agreement" means, that certain service agreement dated December 3, 2003, entered into between Schlumberger and IOGW, pursuant' to which Schlumberger will provide Services in connection with the Project Wells, a copy of which is attached hereto as Exhibit C.

     1.14 "Month" means the period beginning at 7:00 a.m. Mountain time on the first day of any calendar month and ending at the same time on the first day of the next succeeding calendar month.

     1.15 "Negative Account Balance" means, at any given time, the amount by which the cumulative value of the Risked Services provided by the Service Parties exceeds the cumulative amount of the Deferred Payments received by the Service Parties.

     1.16 "Net Profits" for the Project Wells for any Month shall have the meaning set forth in Exhibit E attached hereto.

     1.17 "IOGW's Working Interest" means that portion of the working interest ownership in a given Project Well, (determined according to industry custom and practice) attributable to IOGW's ownership of the lease on which such well is located or the lease in the pooled, unitized or communitized unit associated with such well (including farm-in interests and other related interests).

     1.18 "Party" means IOGW, Red Oak or Schlumberger, individually; "Parties" means IOGW, Red Oak and Schlumberger, collectively.

     1.19 "Payout" means, with respect to each Bundle, that point in time at which the total of the Deferred Payments received by the Service Parties is equal to the Service Parties' Expenditures on the Project Wells in such Bundle.

     1.20 "Percentage" means, as to each Service Party and as to each Bundle, the percentage determined by dividing that Service Party's Expenditures on such Bundle by the Total Well Construction and Completion Costs attributable to that Bundle. The quantum of each Service Party's Percentage shall vary as to a Bundle until all Project Wells in that Bundle have been completed, at which time it will become a fixed percentage as to that Bundle.

     1.21 "Person" means any individual, governmental agency, corporation, partnership, joint venture, trust, estate, joint venture, unincorporated organization, or other entity or organization.

     1.22 "Project Well" means a well drilled, completed, reworked; deepened, sidetracked or recompleted under the terms of this Agreement. For the avoidance of doubt, each Evaluation Well is a Project Well.

     1.23 "Production Costs" shall have the meaning set forth in Exhibit E attached hereto.

     1.24 "Prudent Standards" means the standards of reasonable and prudent business judgment and sound oil and gas field practices, in compliance with applicable federal, state and local laws, rules and regulations.

     1.25 "Recompletion Costs" shall have the meaning set forth in Exhibit E attached hereto.

     1.26 "Risked Services" means those Services that a Service Party agrees to provide in exchange for Deferred Payments in accordance with the terms of this Agreement.

     1.27 "Representative" means a director, officer, supervisor, employee, partner, technical consultant, attorney, accountant, lender, financial advisor, marketing representative or other consultant or agent of a Party.

     1.28 "Service Party Expenditures" means, as to each Service Party, the cumulative value of the Risked Services provided by such Service Party on a given Bundle.

     1.29 "Services" means those products, goods and services supplied by the Service Parties to IOGW as set out in Articles 4.1 and 4.2.

     1.30 "Third Party" means a Person who is not a Party or an Affiliate of a Party.

     1.31 "Total Well Construction and Completion Costs" means the actual charges allocated to IOGW's Working Interest in the Project Well. in connection with the drilling and completing of a Project Well. Such costs shall include without limitations all equipment for which one hundred percent (100%) of the costs of such equipment are allocable to a single Project Well; provided, however, that no portion of Total Well Construction and Completion Costs shall ever duplicate amounts that have been included in the Production Costs or Recompletion Costs for that same well. For purposes of calculating Schlumberger's Percentage in the First Bundle, the Total Well Construction and Completion Costs shall be calculated as the total of Schlumberger's Expenditures and the Well Costs Excluding Completion Costs set out in
          Exhibit  I,  each  attributable  to  the  applicable  Evaluation Well.

     1.32 "Unrisked Services" means the Services for which Schlumberger has elected to receive payments under the terms of the Master Service Agreement, rather than Deferred Payments.

2.   THE  PROJECT  WELLS
     -------------------

     2.1  Overview.  IOGW  and the Service Parties will work together, using the
          --------
          project governance principles set forth in Article 3, to develop the oil and gas resources contained in that portion of the Contract Area in which IOGW may conduct oil and gas operations, whether through ownership of oil and gas leasehold interests or through communitization, pooling or unitization agreements.

     2.2  The Evaluation Wells. IOGW and Schlumberger will begin the development
          ---------------------
          of the Contract Area by designing a completion program for five (5) of the ten (10) wells listed in Exhibit l. Such wells shall be selected by Schlumberger.

     2.3 Operations on the Evaluation Wells are anticipated to provide sufficient data so that the Service Parties may determine whether to proceed with further development under the terms of this Agreement. No later than April 1, 2004,-each Service Party shall notify IOGW whether it wishes to proceed under the terms of this Agreement or whether it wishes to terminate this Agreement' in accordance with Section 8.2.1 below. A Service Party's failure to provide such notice shall be deemed an election by that Service Party to proceed under the terms of this Agreement.

     2.4  Field  Development  Plan.  As  Services are underway on the Evaluation
          ------------------------
          Wells,  the  Technical  Committee  will  begin  to  generate  a  Field
          Development Plan, which will identify all prospective drilling locations in the Contract Area, the sequence of drilling these wells, and anticipated drilling and completion protocols for each well. All Project Wells will be drilled and completed in accordance with the Field Development Plan, as approved by the Executive Committee from time to time.

     2.5  Election  to Participate. The Technical Committee shall provide to the
          ------------------------
          Executive Committee its proposed Field Development Plan for the Second Bundle no later than March 1, 2004. The Executive Committee shall approve such plan, along with any necessary modifications, and shall provide such plan to the Service Parties no later than April 1, 2004. The Service Parties shall notify the Executive Committee in writing of their election to provide Risked Services for, such Bundle no later than May 1, 2004. For each subsequent Bundle of Project Wells, the following shall apply:

          a) Presentation of the Field Development Plan for the Bundle to the Executive Committee no later than December 1 of the year preceding the calendar year in which drilling is to commence;

          b) Approval, with necessary modification, by the Executive Committee and provision of such plan to the Service Parties no later than January 1 of the year in which drilling is to commence; and

          c) Notification by the Service Parties to the Executive Committee of their election to provide Risked Services for such Bundle no later than February 1 of the year in which drilling is to commence.

     2.6  Project  Coordination  Services.  Schlumberger  agrees, subject to the
          -------------------------------
          direction of IOGW as operator, to provide project coordination services ("Project Coordination Services") with respect to the Contract Area subject to and in accordance with the terms of this Agreement.

3.   PROJECT  GOVERNANCE
     -------------------

     3.1  Principles. The Parties will work together in a spirit of openness and
          ----------
          cooperation in an effort to achieve efficient Hydrocarbon Production from the Project Wells. A graphic illustration of the Parties' anticipated responsibilities appears in the attached Exhibit B.

     3.2  IOGW  as  Operator. Based upon existing joint operating agreements and
          ------------------
          leasehold ownership, the Parties anticipate that IOGW will be and remain the operator of all of the Project Wells. Nothing in this Agreement shall have the effect of modifying or superseding IOGW's position as operator. It is the stated policy of Schlumberger not to take any equity interest in the leases in the Contract Area, the production or reserves associated therewith or other property of IOGW in consideration for providing the Risked Services; instead, the sole compensation to Schlumberger for providing Risked Services shall be the Deferred Payments.

     3.3  Schlumberger  as  Project Well Coordinator. Schlumberger, acting under
          ------------------------------------------
          the direction of IOGW in its capacity as operator, shall coordinate and facilitate the effective collaboration of IOGW, the Service Parties and any Third Party service providers in the supply of the proposed products and services for the Project Wells. In consideration of its performance of these coordination services; Schlumberger will earn a fee determined by the Executive Committee and included in the approved AFE for each Project Well, the full amount of which shall be included as part of Schlumberger's Service Party Expenditures for that Project Well.

     3.4  Executive  Committee.  Promptly  following  the  execution  of  this
          --------------------
          Agreement, IOGW and Schlumberger shall establish an Executive Committee consisting of four (4) members, two (2) of which shall be appointed by IOGW from its management and two (2) of which shall be appointed by Schlumberger from its or its Affiliate's management. The Executive Committee shall meet at least once each calendar quarter in Denver, Colorado or as otherwise set out herein. Within seven (7) days after the execution of this Agreement, the Parties will exchange a list of their respective appointments, as well as any designated alternates.

          IOGW shall designate one (1) of its two (2) members as the Chairman of the Executive Committee (the "Chairman"). The Chairman shall schedule meetings of the Executive Committee, arrange for the preparation and distribution of notices as well as an agenda of the meetings and preside and keep minutes. Special meetings shall be held upon the request of any two (2) members of the Executive Committee under this Agreement. The Chairman shall transmit written notices of all meetings to each member at least seven (7) days in advance of the meeting. A quorum for the conduct of Executive Committee business shall consist of three (3) members, and such quorum may be by person, by proxy, or by telephone.

          The Executive Committee shall generally oversee all hydrocarbon development and production activities occurring pursuant to this

          Agreement. Without limiting the generality of the foregoing, the Executive Committee shall have the authority and responsibility to:

          a. Appoint a committee composed of IOGW and Schlumberger technical personnel ("Technical Committee"), the responsibilities of which shall include, but not be limited to, the preparation and presentation of a plan for completing or recompleting, as applicable, the Evaluation Wells and, if the Executive Committee elects to proceed with further activities, the subsequent development of the Contract Area ("Field Development Plan"), with both IOGW and Schlumberger earning a fee determined by the Executive Committee for their work on the Technical Committee (including any start-up costs) and included (without duplication in subsequent AFEs) in the approved AFE for the next Project Well actually drilled, Schlumberger's share of which shall be included as part of Schlumberger's Service Party's Expenditures for that Project Well and IOGW's share of which shall simply be an accounting entry in determining the Total Well Construction and Completion Cost for such Project Well;

          b. Approve, with necessary modifications, the Field Development Plan for each Bundle of Project Wells as set out in Article 2.4;

          c. Approve or disapprove an AFE for each single operation (whether drilling, completing, deepening, plugging back, recompleting, sidetracking or reworking) anticipated to cost more than Fifty Thousand Dollars ($50,000) in connection with a Project Well, with the understanding that such operation will not be undertaken unless there is an approved AFE;

          d. Attempt to resolve conflicts between the Parties concerning this Agreement and the activities contemplated hereby;

          e. Recommend appropriate actions to optimize the performance of each Project Well in accordance with good production practices; and

          f. Provide IOGW and Schlumberger quarterly reports on the activities conducted pursuant to this Agreement, the Service Parties' Expenditures in respect of each Bundle, and a computation of each Service Party's Percentage in respect of each Bundle.

          Matters requiring Executive Committee action shall be decided by unanimous vote of the Executive Committee members present at a meeting and voting in person, by proxy or by telephone. All proxies shall be in writing. Any action permitted to be taken by the Executive Committee may also be taken without a meeting by means of a written consent to the action signed by all members of the Executive Committee.


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
     3.5  Field  Development  Plan  Amendments. From time to time, the Executive
          ------------------------------------
          Committee will review the proposals submitted by the Technical Committee, including the information and recommendations derived by the Technical Committee, and will establish a Field Development Plan that ultimately will provide for the drilling and completion of all of the Project Wells. The Executive Committee shall provide to each Service Party a copy of the initial Field Development Plan following its adoption by the Executive Committee and shall thereafter timely inform each Service Party of all amendments and additions to the Field Development Plan.

     3.6  Recommendation Not To Complete. If, following formation evaluation and
          ------------------------------
          production forecasting, Schlumberger reasonably determines that the present value of the future Net Profits from Hydrocarbon Production from a Project Well, discounted at ten percent (10%), is less than one hundred percent (100%) of the total expected AFE amount, Schlumberger will recommend that IOGW not complete such well. Schlumberger and Red Oak shall receive Deferred Payments for Risked Services provided on such well both prior to and following Schlumberger's recommendation not to complete in accordance with this Agreement. If IOGW elects to complete such well then all Deferred Payments (determined by the Service Parties' Percentages on the date of their election not to complete) attributable to such well shall be paid to IOGW until IOGW has received an amount equal to the value of the Unrisked Services provided to IOGW on such well after Schlumberger elects not to complete such well times the applicable multiplier for such Bundle as set out in Section 5.2.1.

4.   THE  SERVICES
     -------------

     4.1  Schlumberqer's  Services  and  Exclusivity.  IOGW  hereby  grants  to
          ------------------------------------------
          Schlumberger for the term of this Agreement the exclusive right to provide the following Services in the Contract Area, so long as Schlumberger can deliver its Services as reasonably requested by the Executive Committee at Schlumberger's prevailing market price:

          i.    coordination of field services
          ii.   well cementing products and services
          iii.  formation evaluation logging products and services
          iv.   well completion products and services
          v.    data management and consulting services
          vi.   well perforating products and services
          vii.  well testing and evaluation products and services
          viii. directional drilling and measurement products and services
          ix.   well stimulation fracturing and acidizing products and services
          x.    coiled tubing products and services
          xi.   supply of downhole pumps
          xii.  slickline products and services
          xiii. well/field monitoring and measurement products and services

          IOGW shall not enter into any agreement that conflicts with the exclusivity granted to Schlumberger herein, although IOGW does reserve the right freely to contract with Third Parties for such Services as Schlumberger may be unable to provide as reasonably requested by the Executive Committee at Schlumberger's prevailing market price.

     4.2  Red  Oak's Services. Upon Schlumberger's designation of the percentage
          -------------------
          of its Services it will provide as Risked Services, Red Oak shall have the exclusive right to provide funding, as described in the Engagement Letter for any Unrisked Services described in Article 4.1 required on any Bundle.

     4.3  Identification  of  Risked  Services.  Schlumberger  shall  provide  *
          ------------------------------------
          percent (*%) of its Services in connection with the First Bundle as Risked Services. If the Service Parties elect to provide Risked Services on subsequent Bundles, the Service Parties shall participate in each such Bundle as follows: (i) Schlumberger shall risk payment for * percent (*%) of the value of the Services it provides on each Project Well and (ii) Red Oak shall provide funding, as Risked Services, for * percent (*%) of the AFE costs of the Services provided by Schlumberger on each Project Well. The Parties estimate that the Risked Services provided by the Service Parties will be approximately
          *  percent  (*%)  of the total Well Construction and Completion Costs.

          Schlumberger shall notify the Executive Committee of its and Red Oaks' election to provide Risked Services on or before the deadline for the applicable Bundle as set out in Article 2.5. The notice shall indicate the Service Parties' availability and the proposed timing for the provision of such Services.

     4.4  Limitation on Amount of Risked Services.
          ----------------------------------------

          4.4.1   Service Parties Limitations. Notwithstanding the provisions of
                  ---------------------------
                  Section 4.3, the Service Parties shall be under no obligation to undertake Risked Services that are anticipated to produce more than (i) an anticipated US Two Million Five Hundred Thousand Dollar ($2,500,000) Negative Account Balance in connection with the Risked Services they propose to provide for the Evaluation Wells; (ii) more than a US Three Million Dollar ($3,000,000) Negative Account Balance in connection with the Risked Services they propose to provide for all Project Wells in the first Bundle; (iii) more than a US Six Million Dollar ($6,000,000) Negative Account Balance in connection with the Risked Services they propose to provide for all Project Wells in each Bundle thereafter. Finally, the Service Parties shall have no obligation to provide any Risked Services in connection with any proposed Project Well unless each is satisfied in its reasonable discretion that IOGW has or will have appropriate means to satisfy all cash expenditure requirements associated with all Project Wells in that Bundle.

          4.4.2   Absolute  Limitation. The Service Parties shall in no event be
                  --------------------
                  obligated to provide Risked Services in an amount which results in the Service Parties' Percentages in a Project Well exceeding fifty percent (50%) of IOGW's Working Interest in such well. Notwithstanding any other provision of this Agreement, the Percentages of all Service Parties in a Project Well may never exceed IOGW's Working Interest in that well.

5.   SERVICE  PARTY  COMPENSATION
     ----------------------------

     5.1  Unrisked  Services.  Any  Unrisked  Services  provided by Schlumberger
          ------------------
          shall not be governed by this Agreement, but instead shall be governed by the Master Service Agreement.

     5.2  Risked  Services.
          -----------------

          5.2.1   Service  Parties'  Deferred Payments. In consideration for the
                  ------------------------------------
                  performance of Risked Services on a Bundle, IOGW shall pay to the Service Parties Deferred Payments equal to (i) * percent (*%) of the Net Profits of each Project Well multiplied by the applicable Service Party's Percentage from the date of first sale of production from the first Project Well completed or recompleted in a given Bundle until Payout and (ii) * percent (*%) of the Net Profits of each Project Well multiplied by each Service Party's Percentage after Payout . The Service Parties' right to Deferred Payments as to such Bundle shall commence in the month that Hydrocarbon Production is first sold from a Project Well in that Bundle and shall end:

                  (i) for the Evaluation Wells (the First Bundle), when Schlumberger has received Deferred Payments equal to * percent (*%) of Schlumberger's Service Party Expenditures on such Bundle;

                  (ii) for the Second, Third and Fourth Bundles, when each Service Party has received Deferred Payments equal to * percent (*%) of such Service Party's Expenditures on each Bundle; and

                  (iii) for the Fifth and any subsequent Bundles, when each Service Party has received Deferred Payments equal to * percent (*%) of such Service Party's Expenditures on each Bundle.

          5.2.2   Red  Oaks' Net Profit Interest. In consideration for Red Oak's
                  ------------------------------
                  Expenditures, IOGW hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS, SETS OVER AND DELIVERS unto Red Oak an interest in the Project Wells equal to the Net Profits multiplied by Red Oak's Percentage until Red Oak has received Deferred Payments in the amounts set out in Article 5.2.1 (the "Net Profits Interest").

     5.3  Deferred  Payment  Timing.  IOGW  shall  pay Deferred Payments to each
          -------------------------
          Service Party no later than the 15th day of the second Month following the Month during which the sale of Hydrocarbon Production occurred. For example, if the first sale of Hydrocarbon Production from a Project Well in a Bundle occurs on January 15, then the first Deferred Payment calculated on Net Profits, if any, shall be due no later than March 15. Such Deferred Payments shall be accomplished by wire transfer pursuant to instructions given by each Service Party to IOGW.

     5.4  Deferred  Payment  Account.  IOGW  shall  maintain  an  account  (the
          --------------------------
          "Deferred Payment Account") on its books and records for each Service Party in respect of each Bundle. Each Deferred Payment Account shall be credited with the aggregate of any Gross Proceeds received by IOGW after the Effective Date for each Project Well in the Bundle, and shall be charged with the aggregate Production Costs incurred after the Effective Date.

          On or before the date of payment as set forth in Article 5.3 hereof, IOGW shall furnish to each Service Party a detailed statement clearly reflecting the credits and debits against and the balance of the Deferred Payment Account as of the close of business on the last day of the preceding Month. Any Excess Production Costs reflected by any such statement shall be carried forward to the next and succeeding month or months until the Excess Production Costs shall have been liquidated.

     5.5  Deed  of  Trust. As security for the payment and performance of all of
          ---------------
          IOGW's obligations to Schlumberger hereunder, IOGW shall, upon request by Schlumberger, execute and acknowledge a Mortgage, Assignment of Production and Security Agreement as to each Bundle in the form of the attached Exhibit G1 together with such financing statements and other instruments as Schlumberger may reasonably request in order properly to perfect the lien and security interests created by the Mortgage. Schlumberger shall file the Mortgage in all appropriate records to properly perfect the lien and security interest created thereunder. In addition, IOGW shall, from time to time, execute all such further and additional instruments including, without limitation, financing statements, as Schlumberger may reasonably request in order to properly perfect the lien and security interests created under the Deed of Trust. IOGW agrees that Schlumberger may at any time assign, transfer or otherwise convey all or part of its right to receive Deferred Payments pursuant to this Agreement to any Person (herein called the "Deferred Payment Assignee"). Concurrently with any such conveyance to Deferred Payment Assignee, (a) Schlumberger's right to receive the applicable Deferred Payments pursuant to this Agreement shall be automatically converted to a net profits interest, (b) IOGW shall execute and deliver to such Deferred Payment Assignee an assignment of net profits interest in substantially the same form as set forth in Exhibit G-2, (c) IOGW shall amend the Memorandum of Assignment of Net Profits Interest described in Section 5.6 below to reflect the Deferred Payment Assignee's Percentage, and (d) Schlumberger shall terminate the liens created by the Security Agreement as they relate to the applicable Deferred Payments and deliver to IOGW executed releases, in form and substance reasonably satisfactory to IOGW, to evidence such termination.

     5.6  Memorandum  of  Assignment.  IOGW  shall,  contemporaneously  with the
          -------------------------
          completion of Services on an Evaluation Well or any subsequent Project Well, execute and file a Memorandum of Assignment of Net Profits Interest substantially in the form attached as Exhibit G-2. IOGW shall from time to time amend such Memorandum of Assignment of Net Profits Interest to reflect Red Oak's Percentage. Final adjustment to Red Oak's Percentage and payments to reallocate payments made under inaccurate interim percentages shall be made by the Parties not more than ninety (90) days after completion of the Services on a given Bundle.

     5.7  Schlumberger  Production  Facilities  Audit.  At any time during which
          -------------------------------------------
          Schlumberger is entitled to receive Deferred Payments, Schlumberger shall have the right to enter the Contract Area and to audit the surface facilities to assess the performance of such facilities. Schlumberger may provide to the Executive Committee a recommendation regarding improvements or modifications to the facilities with a view to improving the flow of Hydrocarbon Production for eventual sale. The Executive Committee will review on a timely basis any such recommendations by Schlumberger and, if approved by the Executive Committee, the Field Development Plan shall be amended to include such activities.

     5.8  Payment  for  Unrisked  Services.  Payment  for  all Unrisked Services
          --------------------------------
          provided by Schlumberger on each Bundle shall be due and payable according to the terms of the Master Service Agreement.

     5.9  Interest  on  Past  Due Payments. Any amount not paid by IOGW when due
          --------------------------------
          shall bear, and IOGW will pay, interest at the interest rate set forth in the Master Service Agreement or Engagement Letter, as applicable, for late payments.

6.   OPERATION  OF  THE  PROJECT  WELLS
     ----------------------------------

     6.1  Prudent  Operator Standard. IOGW will conduct and carry on or cause to
          --------------------------
          be conducted and carried on the exploration, development, maintenance and operation of the Project Wells in compliance with applicable federal, state, and local laws, rules, and regulations and in accordance with the standards of reasonable and prudent business judgment and sound oil and gas field practices customarily employed by oil and gas operators in the Contract Area.

     6.2 Cost Overruns. Subject to emergency responses identified by IOGW in accordance with its obligations under Section 6.1, IOGW may incur expenditures of up to one hundred ten percent (110%) of the total amount anticipated in the AFE for a particular operation without consultation with the Executive Committee. When IOGW reasonably anticipates that the one hundred ten percent (110%) limit set forth in the preceding sentence will be exceeded, however, IOGW shall furnish to the Technical Committee a reasonably detailed estimate of the anticipated overexpenditure and the reasons therefor. Following consultation with the Technical Committee, IOGW shall revise the AFE and provide the revised AFE to the Executive Committee for its approval or modification.

     6.3  Production Monitoring and Surveillance. Schlumberger shall monitor the
          --------------------------------------
          relevant production and parameters from the appropriate number of nodes (selected individual wells and field level gathering points) using its proprietary real time web based system to provide data in order continually to assist in the optimization of the Contract Area.

     6.4  Partial  Disposal of Properties. IOGW shall have the right in its sole
          --------------------------------
          discretion at any time and from time to time to dispose of its oil and gas interests in the Contract Area, whether by farmout, exchange, assignment or otherwise, free and clear of the terms of this Agreement; provided, however, that IOGW shall not dispose of so much of its interest that its loses control of the right to operate the properties in the Contract Area. In addition, this Article 6.4 shall not permit IOGW's disposal at any time of either a Project Well or a drill site and the immediately surrounding offset locations of an anticipated Project Well that has been identified as a possible well location in the Field Development Plan.

     6.5  Abandonment  of  Properties.  Nothing  herein contained shall obligate
          ----------------------------
          IOGW to drill or complete any well in the Contract Area, to continue to operate any well in the Contract Area, or to operate or maintain in force or attempt to maintain in force any lease when the Executive Committee determines that such well or lease is not economical. No
          Service Party shall ever have any liability for the plugging, abandonment or reclamation of any Project Well, although plugging, abandonment and reclamation costs are included as Production Costs.

     6.6  Development  of Formations Outside this Agreement. IOGW shall have the
          -------------------------------------------------
          right in its sole discretion at any time and from time to time to drill, complete and operate oil and gas wells in the Contract Area, free and clear of the terms of this Agreement; provided, however, that this Article 6.6 shall not permit the drilling by IOGW of a well within the spacing unit (or the 40-acre quarter-quarter section of the government survey, if no spacing has been adopted) of either a Project Well or an anticipated Project Well that has been approved by the Executive Committee for inclusion in a Bundle, unless IOGW's well is drilled solely to test and produce formations that are not subject to this Agreement and such testing or drilling does not affect Hydrocarbon Production from any Project Well.

     6.7  Delay Rentals, Minimum Royalties, and Shut-in Gas Payments. IOGW shall
          ----------------------------------------------------------
          use reasonable commercial efforts to pay or cause to be paid in a proper and timely manner all delay rentals, minimum royalties, and shut-in gas payments which may be necessary to maintain its leases in the Contract Area in full force and effect, except to the extent that IOGW has decided to dispose of or abandon such leases. Notwithstanding anything to the contrary herein, IOGW shall not be liable to any Service Party for failure to pay or for incorrect payment of delay rentals, minimum royalties, shut-in gas payments, or any other contractual obligations.

     6.8  Marketing  Hydrocarbon  Production.  IOGW  shall  market  Hydrocarbon
          ----------------------------------
          Production in accordance with Prudent Standards, taking into account relevant locations, qualities and other circumstances. IOGW shall never market Hydrocarbon Production to its Affiliates or in any transaction other than an arms'-length transaction.

     6.9  Insurance.  IOGW  shall maintain or cause to be maintained, during the
          ---------
          period of time that any of the Service Parties are entitled to receive Deferred Payments, insurance coverage that is consistent with the requirements of the joint operating agreement applicable to the concerned Project Well.

7.   EARLY  BUYOUT  OR  DISPOSAL
     ---------------------------

     7.1  Disposal  Notice.  After  the  completion of fifty (50) Project Wells,
          ----------------
          excluding the Evaluation Wells, IOGW may elect to dispose, by sale, transfer, assignment, conveyance or otherwise, of all or any part of the Contract Area in an arm's length transaction to a non-Affiliate (a "Permitted Disposal"). If IOGW makes such election during the term of this Agreement, or at any time during which the Service Parties are entitled to receive Deferred Payments, IOGW shall provide the Service Parties not less than sixty (60) days prior written notice of IOGW's intention to make such a disposal ("Disposal Notice"). Except for a Permitted Disposal, IOGW may not sell, transfer, assign, convey or otherwise dispose of all or any part of the Contract Area during the term of this Agreement or at any time during which the Service Parties are entitled to receive Deferred Payments.

     7.2  Disposal  Payment. In the event IOGW consummates a Permitted Disposal,
          -----------------
          each Service Party shall terminate its Net Profits Interest or Mortgage insofar as it burdens the property included in the Permitted Disposal upon the Service Party's receipt of a lump sum payment from IOGW calculated as set out in Article 7.4 below ("Disposal Payment") in lieu of its entitlement to any further Deferred Payments under this Agreement attributable to the property included in the Permitted Disposal. The Disposal Payment shall be made by IOGW directly to each Service Party by wire transfer in immediately available funds on the same date that IOGW receives funds or other consideration attributable to such Permitted Disposal.

     7.3  Early  Buyout  Notice.  If,  at any time after the termination of this
          ---------------------
          Agreement, IOGW desires to buyout a Service Party's remaining entitlement to receive future Deferred Payments, IOGW shall provide sixty (60) days advance written notice to the Service Party of its intent to exercise such an early buyout ("Early Buyout Notice"). Upon such election, the Service Party shall be entitled to receive an amount equal to the Disposal Payment. Such amount shall be paid by IOGW to Service Party within forty-five (45) days of the date of IOGW's Early Buyout Notice.

     7.4  Determination of the Disposal Payment. The "Disposal Payment" shall be
          -------------------------------------
          calculated at any time and as to each Service Party as the total of all Deferred Payments that the Service Party would otherwise be entitled to receive pursuant to Article 5.2.1 hereof less any Deferred Payments that have been made to such Service Party through the date of the Disposal or Early Buyout Notice, as applicable.

8.   TERM
     ----

     8.1  Term.  This  Agreement  shall  remain  in force and effect for six (6)
          ----
          years  after the Effective Date, unless earlier terminated pursuant to
          Article  8.2.

     8.2  Termination.  This  Agreement may be terminated by written notice from
          -----------
          the terminating Party to all other Parties in accordance with the following provisions:

          8.2.1 Immediately by any Service Party pursuant to Article 2.3 no later than April 1, 2004;

          8.2.2 Upon thirty (30) days notice by any Party, after the Project Wells in five (5) Bundles have been completed;

          8.2.3 Upon thirty (30) days notice by any Service Party, if, through no fault of such Service Party, at least ten (10) Project Wells have not been commenced in a calendar year;

          8.2.4 Immediately by any Party, without prejudice to its other rights, if another Party becomes insolvent, makes a general assignment for the benefit of its creditors, applies for or consents to the appointment of a receiver, trustee or liquidation of all or substantially all of its assets, has an involuntary petition in bankruptcy filed against it which is not dismissed within sixty (60) days or fails to pay its debts and obligations as they become due, or if the terminating Party reasonably believes that any of the above events is likely to occur;

          8.2.5 Immediately by any Party, without prejudice to its other rights, if another Party fails to pay any obligation under this Agreement within thirty (30) Business Days after the same shall become due and payable, or if such other Party fails to duly observe, perform or comply with any other covenant, agreement, condition or provision of this Agreement and such failure remains unremedied for a period of thirty (30) days after written notice of such failure is given by the non-breaching Party to the breaching Party; or.

          8.2.6 By mutual agreement of the Parties, on such terms as they may agree.

     8.3  Survival.  Notwithstanding  any  termination  of  this  Agreement  in
          --------
          accordance with Section 8.2, (i) the obligation of IOGW to make Deferred Payments under Article 5 in respect of each Bundle shall continue for the full period provided by Article 5.2 for that Bundle and (ii) the confidentiality provisions of Article 10 shall continue for a period of eighteen (18) months following the termination of this Agreement.

     8.4  Return  of  Property.  IOGW shall promptly return all property of each
          --------------------
          Service Party, if any, that is in IOGW's possession or under its control upon termination of this Agreement. Similarly, each Service Party shall promptly return to IOGW all property of IOGW, and to each Service Party all property belonging to that Service Party, which is in such Service Party's possession or under its control upon termination of this Agreement.

9.   GENERAL  TERMS  AND  CONDITIONS
     -------------------------------

     9.1  Effect  of Master Service Agreement. IOGW agrees that the provision of
          -----------------------------------
          Services by Schlumberger shall be governed by the terms and conditions contained in the Master Service Agreement. To the extent that any term or condition set forth in the Master Service Agreement is not addressed in this Agreement, the Master Service Agreement shall apply. To the extent that any indemnity is extended by any Party in the Master Service Agreement, it is agreed that, for the purposes of this Agreement, such indemnities shall apply to the extent they are applicable. To the extent that any term or condition set forth in the Master Service Agreement conflicts with the provisions of this Agreement, the provisions of this Agreement shall control. The Master Service Agreement is incorporated herein by reference thereto for all purposes and is made a part hereof.

     9.2  Other  Documents.  In  the  event any Party issues any acknowledgment,
          ----------------
          delivery ticket, invoice, purchase order or other instrument whose terms are inconsistent with any of the terms or provisions of this Agreement, such terms shall be unenforceable and the terms of this Agreement shall control.

10.  CONFIDENTIAL  INFORMATION  AND  INTELLECTUAL  PROPERTY
     ------------------------------------------------------

     10.1 Confidential Information. "Confidential Information" means information
          ------------------------
          unavailable from public sources that any of the Parties considers confidential and proprietary information, including, but not limited to, seismic records and tapes, interpreted well logs, maps, engineering data, and financial information relating to the Contract Area, together with nonproprietary seismic data that has been licensed from Third Parties under terms which restrict the licensee's use, disclosure, or display of such data.

     10.2 Nondisclosure.  Each  Party  agrees  that any Confidential Information
          -------------
          obtained by it from any other under the terms of this Agreement will be held in strict confidence and will not be disclosed by it to any Third Party without written authorization from the originating Party, unless such information (i) is in the public domain through no fault of the disclosing Party, (ii) is required to be publicly disclosed under applicable securities laws, or (iii) is acquired independently from a Third Party that represents that it has the right to disseminate such information at the time it is acquired. Each Party agrees to limit access to such Confidential Information only to those of its Affiliates and Representatives who have a need under or in furtherance of this Agreement to review such Confidential Information.

     10.3 Other  Working  Interest  Owners.  Notwithstanding  the foregoing, the
          --------------------------------
          terms of this Agreement and all related financial information may be disclosed by IOGW to Third Parties owning working interests in a Project Well, but only if such working interest owners are entitled to such information under agreements existing as of the Effective Date hereof and have agreed to be bound by the confidentiality provisions of this Agreement.

     10.4 Confidential  Procedures  of  Schlumberger. IOGW acknowledges that the
          ------------------------------------------
          procedures, processes, methods and know-how used in rendering the Services and the formulas, components, mixtures, specifications and other descriptions of the oilfield products are considered confidential and proprietary to Schlumberger and will not be divulged to IOGW. IOGW agrees that it and its' Affiliates shall hold the same in strictest confidence and shall not to attempt to analyze or test any oilfield products provided by Schlumberger, including mixtures, to determine their formula or components.

     10.5 Confidential  Procedures of IOGW. The Service Parties acknowledge that
          --------------------------------
          their personnel will have access to certain procedures, processes, methods, know how and practices used by IOGW in its business planning and its development of the Contract Area. Each Service Party agrees that it and its Affiliates shall treat IOGW's information provided to such personnel as confidential and proprietary, shall not use the Confidential Information for any purpose other than to render its Services to IOGW, and shall not disclose the same to Third Parties or to any of its' or its' Affiliates personnel, other than those of its Representatives who have a need to review such Confidential Information for the purposes stated herein.

     10.6 Confidential Designs, Drawings, Information and Data. IOGW shall treat
          ----------------------------------------------------
          as secret and confidential, and shall not, except in connection with this Agreement, make any use whatsoever of any designs, drawings, information or data furnished to IOGW by the Service Parties hereunder. Similarly, the Service Parties shall treat as secret and confidential, and shall not, except in connection with this Agreement, make any use whatsoever of any designs, drawings, information or data furnished by IOGW hereunder.

     10.7 No  Intellectual Property Assignments. Nothing in this Agreement shall
          -------------------------------------
          be deemed to constitute or result in an assignment to one Party of any trademarks or Confidential Information owned or used by any other Party, or the creation of any equitable or other interest therein, or to grant one Party any right to use the trademarks owned or used by any other Party or the other Party's Confidential Information. Each Party agrees never to impugn or challenge, or to assist in any challenge to the validity of, the trademarks, any registration thereof or any other Party's ownership thereof.

     10.8 New  Copyrights  and  Patents.  Schlumberger  shall  have the right to
          -----------------------------
          obtain copyrights or patents on any method, material or equipment originating in whole or in part from Schlumberger arising in the course of or out of this Agreement.

     10.9 Copyright  and  Patent  Cooperation  and  Use.  IOGW  shall  provide
          ---------------------------------------------
          reasonable cooperation in all efforts by Schlumberger to obtain such patents and copyrights, and will be reimbursed a reasonable amount for the time and expense required in providing such cooperation. If requested by IOGW, Schlumberger shall grant to IOGW an irrevocable, royalty-free license to use any patents developed out of this Agreement exclusively for IOGW's use in the normal course of its business, but any such license shall not be sold, licensed or otherwise transferred to a Third Party without the approval of Schlumberger. If requested by IOGW, Schlumberger shall grant to IOGW an irrevocable license, free from royalty, for IOGW's internal use only of any copyrighted process, method or the like developed hereunder. It is understood and agreed that IOGW shall have no right to grant any sublicense to Third Parties.

    10.10 Proceedings  to  Compel  Disclosure.  If  a  Party  hereto,  or  its
          -----------------------------------
          Representative, is required by any court or legislative or administrative body to disclose any Confidential Information belonging to any other Party, the Party required to make such disclosure shall provide the disclosing Party with prompt notice of such requirement in order to afford the disclosing Party the opportunity to seek an appropriate protective order. If, however, the Party seeking to prevent the disclosure does not seek or is unable to obtain such protective order, then the Party required to compel such Confidential Information may disclose such Confidential Information, without liability to the other Party, if such disclosure is, in the opinion of counsel, compelled under pain of liability for contempt or other penalty.

    10.11 Injunctive Relief.  In the event of breach or threatened breach by one
          -----------------
          Party or its Representatives of the provisions of this Article 10, the disclosing Party shall be entitled to an injunction or judicial order equivalent thereto restraining that Party or its Representatives from using or disclosing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting any Party from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from the other Party.

    10.12 Indemnification.  Schlumberger will defend, at its sole expense, legal
          ---------------
          proceedings brought within the United States against IOGW or Schlumberger claiming direct infringement of copyright, theft of trade secret or violation of other intellectual property rights based upon any method, material or equipment used or provided by Schlumberger in performance of the Services, excluding however any method, material or equipment provided by IOGW to Schlumberger. Schlumberger will indemnify and hold IOGW harmless from and against any judgment by a court of competent jurisdiction for damages arising from any such claim, provided that Schlumberger will have no liability or obligation to IOGW under this Agreement for infringement of any patent, intellectual property or other proprietary right or claim thereof which is based upon Schlumberger's compliance with IOGW's specifications or if IOGW makes any admission regarding infringement. Furthermore, Schlumberger shall have no liability or obligation to defend or indemnify IOGW under this Article 10 unless Schlumberger:
          (i) is notified promptly in writing by IOGW of each notice and communication regarding any claim, (ii) is given the complete authority, information and assistance necessary for such defense and
          (iii) is given sole control of the defense of any action and of all negotiations for its settlement or compromise.

11.  NOTICES
     -------

     Any notice required under the terms of this Agreement shall be in writing, addressed to the Party to whom sent, and transmitted prepaid by air courier, telecopy, or email or other facsimile transmission with confirmed answerback and with signed original to follow by air courier. All such notices in compliance with this provision shall be deemed given when actually delivered to the recipient's address. For purposes of this Agreement, the addresses of the Parties are as follows until changed by written notice from the Party desiring to change its address to the other
     Parties:


If to Schlumberger:      Schlumberger Technology Corporation
                         6501 South Fiddler's Green Circle,
                         Greenwood Village, Colorado 80111,
                         Telephone:     303 486 3253
                         Facsimile:     303 486 3249
                         Attention:     Paul DeBonis
                         Email:         debonis1@denver.oilfield.slb.com
                         cc:            NAM General Counsel
                                        300 Schlumberger Drive
                                        Sugar Land, Texas 77478

If to IOGW:              Infinity Oil & Gas of Wyoming, Inc.
                         950 17th Street, Suite 800
                         Denver, Colorado 80202
                         Telephone:     720-932-7800
                         Facsimile:     720-932-5409
                         Attention:     Stanton E. Ross Email:

                         cc:            Infinity Inc.
                                        211 West 14th
                                        Chanute, Kansas 66720
                         Telephone:     620-431-6200
                         Facsimile:     620-431-6262
                         Attention:     Stanton E. Ross

                         cc:            Davis, Graham & Stubbs LLP
                                        1550 17th Street Suite 500
                                        Denver, Colorado 80202

                         Telephone:     303-892-9400
                         Facsimile:     303-892-1379
                         Attention:     Deborah Friedman

If to Red Oak:           Red Oak Capital Management, LLC
                         11757 Katy Freeway, Suite 300
                         Houston, Texas 77079
                         Telephone:     281-493-4450
                         Facsimile:     281-493-4490
                         Attention:     James Whipkey
                         Email:          whipkey@redoakcap.com

12.  MISCELLANEOUS  PROVISIONS
     -------------------------

     12.1 Governing  Law.  This. Agreement shall be governed by and construed in
          --------------
          accordance  with  the  laws  of  the  State  of  Colorado.

     12.2 Dispute  Resolution.  Any controversy, dispute or claim arising out of
          -------------------
          or relating to this Agreement (a "Dispute") shall be resolved in accordance with this Section 12.2.

          Any Party may give to another Party written notice (a "Dispute Notice") of any Dispute which has not been resolved in the normal course of business. Within fifteen (15) Business Days after delivery of the Dispute Notice, the receiving Party shall submit to the other Party a written response (the "Response"). The Dispute Notice and the Response shall each include (i) a statement setting forth the position of the Party giving such notice, a summary of the arguments supporting such position and, if applicable, the relief sought and (ii) the name and title of a senior manager of such Party who has authority to settle the Dispute and will be responsible for the negotiations related to the settlement of the Dispute (the "Senior Manager").

          Within  ten  (10)  days  after  delivery  of  the Response, the Senior
          Managers of the disputing Parties shall meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, and shall negotiate in good faith to attempt to resolve the Dispute that is the subject of such Dispute Notice.

          If such Dispute has not been resolved within sixty (60) days after delivery of the Dispute Notice, then the Parties shall submit the Dispute for arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 12.2, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before one (1) arbitrator. The arbitrator shall be an individual knowledgeable in the subject matter of the Dispute. If the disputing Parties are not able to agree upon an arbitrator within thirty (30) Business Days after the request for an arbitration, then any

          Party may request the AAA to select the arbitrator. The arbitrator may engage engineers, accountants or other consultants he or she deems necessary to render a conclusion in the arbitration proceeding. To the extent practicable, an arbitration proceeding hereunder shall be concluded within ninety (90) Business Days of filing a Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the, prevailing party. All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators

          All  negotiations between the Senior Managers pursuant to this Section
          12.2 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

     12.3 Compliance  with Laws. Each Service Party agrees to comply in material
          ---------------------
          respects with all laws, statutes, codes, rules, and regulations, which are now or may become applicable to its Services or arising out of the performance of its Services.

     12.4 Amendment;  Entire  Agreement;  No  Waiver.  No  modification  of this
          ------------------------------------------
          Agreement shall be of any force or effect unless in writing and signed by an authorized signatory of all Parties. This Agreement, together with any service orders, service requests and the Exhibits attached hereto, constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and discussions of the Parties in relation to its contents. Failure to enforce any or all of the terms and conditions of this Agreement in a particular instance or instances shall not constitute a waiver thereof or preclude subsequent enforcement thereof.

     12.5 Assignment.  IOGW  may not assign its rights or obligations under this
          ----------
          Agreement without the prior written consent of the Service Parties, which shall not be unreasonably withheld. Each Service Party shall have the right to assign all rights and obligations under this Agreement to an Affiliate, without prior consent of IOGW. No Service Party will transfer or assign its respective rights and obligations under this Agreement, except its right to receive payments hereunder, to a non-Affiliate without the prior written consent of IOGW.

     12.6 Rules  of  Construction. All references in this Agreement to articles,
          -----------------------
          sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereunder"' and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: "including" and its grammatical variations mean "including without limitation"; "or" is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and references herein to any Person include such Person's successors and assigns. All references in this Agreement to exhibits and schedules refer to exhibits and schedules to this Agreement unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes.

13.  SEVERABILITY;  SAVINGS  CLAUSE
     ------------------------------

     Any provision or term of this Agreement that is or may be void or unenforceable shall, to the extent of such invalidity or unenforceability, be deemed severable and shall not affect any other provision of this Agreement. All Parties agree that the exculpatory, indemnification and hold harmless provisions herein, or in the Master Service Agreement which is incorporated herein by reference, shall be modified or altered only insofar as required by a jurisdiction purporting to limit such provisions, it being the intention of the Parties to enforce to the fullest extent all terms and conditions herein agreed to.

14.  WARRANTIES/DISCLAIMERS
     ----------------------

     14.1 Service  Party  Disclaimer.  In  preparing  technical recommendations,
          --------------------------
          Schlumberger shall provide IOGW the benefit of its best judgment based on its experience. All such technical recommendations are opinions only, and it may not be possible for Schlumberger to obtain first-hand knowledge of the many variable conditions that could affect the outcome of the services. NO WARRANTY IS GIVEN AS TO THE EFFECTIVENESS OR RESULTS OF THE SERVICES THAT WILL BE RENDERED HEREUNDER, NOR AS TO THE OUTCOME OF IMPLEMENTATION OF ANY TECHNICAL RECOMMENDATION. SCHLUMBERGER MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, EXCEPT TO THE EXTENT, IF ANY, SET FORTH IN THE MASTER SERVICE AGREEMENT. MOREOVER, SCHLUMBERGER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO ANY OTHER PARTY IN CONNECTION WITH THIS AGREEMENT.

     14.2 IOGW  Title  Warranty.  IOGW  represents  and  warrants to the Service
          ---------------------
          Parties that it will be the owner (or have appropriate operational rights under a farmout or earning agreement from the owner) of the leasehold interests constituting the drill site of a Project Well, but only to extent indicated and subject to the encumbrances identified in the drilling opinion furnished by IOGW to the Service Parties with the AFE for such Project Well. IOGW will take appropriate steps to maintain such interest in good standing and free and clear of all liens, charges, encumbrances and claims whatsoever. To the best of IOGW's knowledge, there is no claim, action or administrative proceeding pending which may jeopardize title to any interest IOGW holds on the Effective Date. IOGW shall provide such documentation to the Service Parties as they may reasonably require to satisfy themselves that IOGW owns such interests.

     14.3 Overriding  Royalty  Interests.  IOGW  represents  and  warrants  that
          ------------------------------
          neither it nor its Affiliates, nor its or their officers, directors or, to the best of its knowledge, employees holds, either directly or indirectly, or has the right to receive an overriding royalty interest in the Contract Area.

15.  FORCE  MAJEURE
     --------------

     If, as a result of an event of Force Majeure, any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due or to furnish security, then the obligations of that Party, so far as and to the extent that the obligations are affected by such event of Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. The Party claiming Force Majeure shall notify the other Parties of the Force Majeure situation within a reasonable time after the occurrence of the cause relied on and shall keep the other Parties timely informed of all significant developments. Such notice shall give reasonably full particulars of said event of Force Majeure, and also estimate the period of time that said Party likely will require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party.

     For the purposes of this Agreement, "Force Majeure" shall mean an act of God, strike, lock-out or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other adverse weather condition, explosion, governmental action, governmental inaction, restraint or delay, unavailability of equipment or any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming Force Majeure.

16.  RELATIONSHIP  OF  THE  PARTIES
     ------------------------------

     This Agreement is not intended to create, nor shall it be construed as creating, any joint venture, association, partnership, trust or fiduciary relationship nor shall it give rise to the imposition of a fiduciary obligation or liability with regard to any one or more of the Parties. In this Agreement, the Parties agree that where decisions are to be taken hereunder by unanimous agreement, agreement thereto shall not be unreasonably withheld.

17.  CAPACITY  OF  IOGW
     ------------------

     The Service Parties shall look only to IOGW for the due performance of this Agreement and nothing herein contained shall impose any liability upon, or entitle the Service Parties to commence any proceedings against any working interest owner ("Owner") other than IOGW. Only IOGW shall be entitled to enforce this Agreement on behalf of all Owners as well as for itself and, for this purpose only, IOGW may commence proceedings in its own name to enforce all obligations and liabilities of the Service Parties and to make any claim which any of the said Owners may have against the Service Parties in relation to or arising out of this Agreement.

18.  REASONABLENESS
     --------------

     Each of the Parties undertakes to do all things reasonably within its power that are necessary to give effect to the spirit and intent of this Agreement. None of the Parties shall act unreasonably or without giving due regard to the representations of the other Party when reaching any decision as to the giving or withholding of consent or approval or when exercising any other discretion pursuant to this Agreement.

19.  CONFLICTS  OF  INTEREST
     -----------------------

     Conflicts of interest relating to this Agreement are strictly prohibited. Except as otherwise expressly provided herein, no Service Party and no director, employee or agent of a Service Party or its subcontractors shall give to or receive from any director, employee or agent of IOGW any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, no Service Party and no director, employee or agent of a Service Party or its subcontractors shall, without prior written notification thereof to IOGW, enter into any business relationship with any director, employee, or agent of IOGW or any of its Affiliates, unless such person is acting for and on behalf of IOGW. Each Service Party undertakes promptly to notify IOGW of any violation of this Article, with the understanding that any consideration received as a result of such violation shall be paid over or credited to IOGW. Additionally, in the event of any violation of this Article, including any violation occurring prior to the date of this Agreement, resulting directly or indirectly in IOGW's consent to enter into this Agreement, IOGW may, at IOGW's sole option, terminate this Agreement at any time and notwithstanding any other provision of this Agreement, pay each Service Party only for that part of the services provided prior to the date of termination. Any representatives authorized by either Party hereto may audit any and all records of the other Party, as well as applicable subcontractors, for the sole purpose of determining whether there has been compliance with this Article 19.

20.  CORPORATE  POWER  AND  AUTHORITY
     --------------------------------

     Each of the Parties represents and warrants to the other that it has full power to enter into and perform its obligations under this Agreement and that, when executed, this Agreement will constitute such Party's legal, valid and binding obligations in accordance with its terms.

21.  GOVERNMENT  APPROVALS
     ---------------------

     From and after the execution hereof, each of the Parties hereto, without further consideration, shall use its best efforts to execute, deliver, submit, gain approvals of, and record, or cause to be executed, delivered, submitted, and recorded, good and sufficient permits, designations of operator forms, other regulatory documents and instruments, as applicable, and take such other action as may be reasonably required to carry out the purposes of this Agreement and to give effect to the covenants, stipulations and obligations of the Parties hereto.

22.  PUBLIC  ANNOUNCEMENTS
     ---------------------

     No Party will issue, or permit any agent or Affiliate of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Agreement and the transactions contemplated herein without the prior written approval of the other Parties, which approval may not be unreasonably withheld. In the event any Party reasonably believes that it is required by applicable governmental regulations to disclose any part of this Agreement, it shall notify the other Parties of its belief and shall seek appropriate confidentiality protections for the information required to be disclosed.

23.  MODIFICATION  OF  EXHIBITS
     --------------------------

     Additional Exhibits or amendments may be necessary to fully address the financial and operational details of the various activities under this Agreement. The Parties agree to cooperate to obtain the execution of any documents necessary to carry out the intention of this Article 23.

24.  NO  LIABILITY;  INDEMNITY
     -------------------------

     EXCEPT TO THE EXTENT OF THE SERVICE PARTIES' EXPENDITURES AND LIABILITIES ASSUMED BY THE SERVICE PARTIES PURSUANT TO THE MASTER SERVICE AGREEMENT OR ENGAGEMENT LETTER, AS APPLICABLE, THE SERVICE PARTIES SHALL NEVER BE RESPONSIBLE FOR ANY PART OF THE COSTS, EXPENSES OR LIABILITIES INCURRED IN CONNECTION WITH:

          (A) THE EXPLORING, DEVELOPING, OPERATING, OWNING, MAINTAINING, REWORKING OR RECOMPLETING OF THE EVALUATION WELLS OR ANY PROJECT WELL, THE PHYSICAL CONDITION OF THE CONTRACT AREA, OR THE HANDLING, TREATING OR TRANSPORTING OF HYDROCARBONS PRODUCED FROM THE CONTRACT AREA (INCLUDING ANY COSTS, EXPENSES, LOSSES OR LIABILITIES RELATED TO VIOLATION OF AN ENVIRONMENTAL LAW OR

               OTHERWISE RELATED TO DAMAGE TO OR REMEDIATION OF THE ENVIRONMENT, WHETHER THE SAME ARISE OUT OF A SERVICE PARTY'S LIEN ON ANY PROPERTY OR OUT OF THE ACTIONS OF IOGW OR THE SERVICE PARTIES OR OF THIRD PARTIES OR ARISE OTHERWISE), OR

               (B) THE FAILURE BY IOGW TO HAVE GOOD AND DEFENSIBLE TITLE TO THE PROJECT WELLS AS SET FORTH IN ARTICLE 14.2, FREE AND CLEAR OF ALL BURDENS, ENCUMBRANCES, LIENS AND TITLE DEFECTS (INCLUDING ANY COSTS, EXPENSES, LOSSES OR LIABILITIES SUFFERED BY THE SERVICE PARTIES AS A RESULT OF ANY CLAIM THAT ANY SERVICE PARTY MUST
               DELIVER OR PAY OVER TO ANY PERSON ANY PART OF THE PROCEEDS OF HYDROCARBON PRODUCTION THEREOF AT ANY TIME PREVIOUSLY RECEIVED OR THEREAFTER TO BE RECEIVED BY ANY SERVICE PARTY),

     AND IOGW AGREES TO INDEMNIFY AND HOLD THE SERVICE PARTIES HARMLESS FROM AND AGAINST ALL COSTS, EXPENSES, LOSSES AND LIABILITIES INCURRED BY THE SERVICE PARTIES IN CONNECTION WITH ANY OF THE FOREGOING OR THIS AGREEMENT, OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF OR HEREOF) AT ANY TIME ASSOCIATED WITH OR CONTEMPLATED IN ANY OF THE
     FOREGOING. SUCH INDEMNITY SHALL ALSO COVER ALL REASONABLE COSTS AND EXPENSES OF THE SERVICE PARTIES, INCLUDING REASONABLE LEGAL FEES AND EXPENSES, WHICH ARE INCURRED INCIDENT TO THE MATTERS INDEMNIFIED AGAINST. AS USED IN THIS ARTICLE 24, "SERVICE PARTY" MEANS EACH SERVICE PARTY AND ITS' SUCCESSORS AND ASSIGNS, ALL OF THEIR RESPECTIVE AFFILIATES, AND ALL OF THE OFFICERS, DIRECTORS, AGENTS, BENEFICIARIES, TRUSTEES, ATTORNEYS AND EMPLOYEES OF THEMSELVES AND THEIR AFFILIATES.

     THE FOREGOING INDEMNITY SHALL APPLY WHETHER OR NOT ARISING OUT OF THE SOLE,
     ---------------------------------------------------------------------------
     JOINT  OR  CONCURRENT  NEGLIGENCE, FAULT OR STRICT LIABILITY OF ANY SERVICE
     ---------------------------------------------------------------------------
     PARTY  AND  SHALL  APPLY, WITHOUT LIMITATION, TO ANY LIABILITY IMPOSED UPON
     ---------------------------------------------------------------------------
     ANY  SERVICE  PARTY  AS  A  RESULT OF ANY THEORY OF STRICT LIABILITY OR ANY
     ---------------------------------------------------------------------------
     OTHER  DOCTRINE  OF  LAW,  PROVIDED  THAT THE FOREGOING INDEMNITY SHALL NOT
     ------------------------
     APPLY TO ANY COSTS, EXPENSES, LOSSES OR LIABILITIES INCURRED BY ANY SERVICE PARTY TO THE EXTENT PROXIMATELY CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH SERVICE PARTY. THE FOREGOING INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE OTHER DOCUMENTS RELATED HERETO.

25.  COUNTERPARTS
     ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written, but is effective as of the Effective Date.

INFINITY OIL & GAS OF WYOMING, INC.         SCHLUMBERGER TECHNOLOGY CORPORATION



By: /s/ Stanton E. Ross                      /s/ Gary A. Kolstad
   -------------------------------          ----------------------------------

Name: Stanton E. Ross                        Gary A. Kolstad
     -----------------------------          ----------------------------------

Title:  President                            Vice President
       ---------------------------          ----------------------------------


RED OAK CAPITAL MANAGEMENT, LP





By:  /s/ J.M. Whipkey
   -------------------------------

Name:  J.M. Whipkey
     -----------------------------

Title: Managing Director
      ----------------------------

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